April 14, 1994

                                             Ken Csinicsek
                                             715-345-4602








        FIRST FINANCIAL CORPORATION NET INCOME UP 29%

Stevens Point, Wisconsin, April 14, 1994... First Financial Corporation (FFHC-OTC) today reported record first quarter net income of $12.3 million, or $.49 per share, up 29% from the $9.5 million, or $.40 per share, reported for the first quarter of 1993. Return on average assets (annualized) for the quarter increased to 1.01%, up from .86% for the first quarter of last year. Return on average equity (annualized) for the quarter rose to 19.55%, up from the 19.24% reported at this time last year.

The company attributes its improved financial results to increasing net interest income, a decreased contribution to provisions for losses on loans, increasing non-interest income and cost savings due to the consolidation of operations following acquisitions in 1993.

"This was a very profitable quarter for our company and we are well positioned to have another outstanding year in 1994," said
John C. Seramur, president and chief executive officer of First
Financial.

Net interest income for the quarter rose to $38.9 million, up from $35.0 million for the first quarter of last year. The company's net interest margin of 3.30% for the first quarter of 1994 was the same as reported for the first quarter of last year.

Because of the high quality of its loan portfolio, the continued low loan charge-off experience and certain large recoveries, the company was able to reduce its contribution to provisions for losses on loans to $1.4 million, down 51% from the $2.8 million it set aside for the first quarter of 1993.

Non-interest income increased to $9.7 million, up from $8.7 million for the first quarter of last year. The increase can be largely attributed to higher levels of insurance and brokerage sales and increased account service fees.

Non-interest expense as a percentage of total assets continued its steady decline in the first quarter of 1994. For the quarter, the ratio was 2.26%, down from 2.31% for the first quarter of last year. In addition, the company's efficiency ratio, which compares controllable expenses as a percentage of recurring income before expenses, decreased to 54.71%, down from 55.37% for the first quarter of 1993.

The company's sensitivity to fluctuating interest rates, or "gap", stood at a positive 5% at the end of the first quarter of 1994. A positive "gap" normally indicates that a company's earning assets will reprice faster than its interest bearing liabilities and that interest income should increase in a rising interest-rate environment. Management believes that this positive "gap" position will help the company maintain its profitability in the current economic climate.


Stockholder's equity increased to $254.2 million, or 5.23% of total assets, up from $234.7 million, or 4.92% of total assets at the end of 1993. Book value per share increased to $10.33, up from $8.62 at this time last year and $9.95 at year-end 1993.

During the first quarter, First Financial completed the acquisition of NorthLand Bank of Wisconsin, SSB, based in Ashland, Wisconsin. The acquisition added approximately $125 million in assets and seven new banking offices to First Financial. The new offices now operate as branches of First Financial's major subsidiary, First Financial Bank, FSB.

First Financial Corporation operates 124 full service consumer banking offices in Wisconsin and Illinois and has assets of approximately $4.9 billion. First Financial has filed with the Securities Exchange Commission a Form 8-K which includes this release and other relevant financial information. The Corporation's shares are traded on the NASDAQ National Market under the symbol FFHC.

                       FIRST FINANCIAL CORPORATION
                          FINANCIAL HIGHLIGHTS
            (Dollars in thousands, except per share amounts)
                               (Unaudited)

                                                       For The Three Months
                                                          Ended March 31,
                                                    1994 (1)(2)          1993
RESULTS OF OPERATIONS
  Interest income                                   $   84,914        $   84,384
  Interest expense                                     (46,002)          (49,338)
  Net interest income                                   38,912            35,046
  Provisions for loan losses                            (1,380)           (2,844)
  Non-interest income                                    9,733             8,668
  Non-interest expense                                 (27,459)          (25,682)
  Income before income taxes                            19,806            15,188
  Income taxes                                          (7,526)           (5,639)

  Net income                                        $   12,280        $    9,549

  Earnings per share:
    Primary                                         $     0.49        $     0.40
    Fully Diluted                                   $     0.49        $     0.40

  Weighted average shares outstanding:
    Primary                                         25,294,000        23,655,000
    Fully Diluted                                   25,299,000        24,051,000

  Cash dividend per share                           $      .10        $     .075


OPERATING INFORMATION

  Average assets                                    $4,870,135        $4,449,922
  Average interest-earning assets                   $4,646,024        $4,244,269
  Average interest-bearing liabilities              $4,542,856        $4,193,510
  Average stockholders' equity                      $  251,254        $  198,534

  Return on average assets (3)                           1.01%              .86%

  Return on average stockholders'
    equity (3)                                          19.55%            19.24%

  Net interest margin (3):
    Yield on loans receivable                            8.36%             9.14%
    Yield on mortgage-related securities                 5.49%             6.41%
    Yield on investments                                 4.84%             4.92%
      Yield on interest-earning assets                   7.31%             7.95%

    Cost of deposits                                     4.01%             4.70%
    Cost of borrowings                                   5.13%             5.55%
      Cost of funds                                      4.11%             4.77%

    Interest spread                                      3.20%             3.18%

    Net interest margin                                  3.30%             3.30%

See Notes to Financial Highlights
/TABLE

                               FIRST FINANCIAL CORPORATION


                                                    For The Three Months Ended
                                                             March 31,
                                                    1994 (1)(2)           1993

OPERATING INFORMATION (Continued)

  Non-interest expense to average
    total assets (3)                                     2.26%             2.31%
  Controllable expense (total non-
    interest expense less foreclo-
    sure expense and amortization
    of intangible assets) to average
    total assets (3)                                     2.12%             2.11%
  Efficiency ratio (controllable
    expense as % of recurring income
    before expenses)(3)                                 54.71%            55.37%

  Loan originations, including refinan-
    ced loans repurchased from investors            $  290,886        $  227,887
  Loan originations, excluding re-finan-
    ced loans repurchased from investors            $  290,359        $  168,562

  Loan loss allowance activity:
    Balance at beginning of period                  $   23,266        $   17,067
    From acquired banks                                    816             4,885
    Provision for loan losses                            1,380             2,844
    Loan charge-offs (net)                              (1,499)           (2,174)
    Balance at end of period                        $   23,963        $   22,622


    Net charge-offs to average loans (3)                  .20%              .34%
    Average loans receivable                        $3,019,371        $2,531,398


See Notes to Financial Highlights.
/TABLE

                              FIRST FINANCIAL CORPORATION

                                             At             At               At
                                          March 31,     December 31,      March 31,
                                          1994  (1)       1993 (2)          1993

FINANCIAL CONDITION
 Total assets                            $4,863,036      $4,774,633      $4,467,769
 Investment securities                      185,215         275,696         187,066
 Mortgage-related securities (MBS)        1,393,121       1,326,253       1,496,407
 Loans receivable, including loans
   held for sale                          3,036,383       2,922,504       2,565,096
 Cost in excess of fair value of
   net assets of acquired businesses          3,613           3,070           3,485
 Core deposit intangibles                    27,134          28,322          23,905

 Deposits                                 4,157,793       4,050,520       3,817,730
 Borrowings                                 380,490         438,598         384,478

 Stockholders' equity                    $  254,233      $  234,685      $  202,208
 Stockholders' equity to total assets         5.23%           4.92%           4.53%
 Tangible stockholders' equity           $  223,486      $  203,293      $  174,818

 Shares outstanding                      24,602,752      23,586,827      23,457,036
 Book value per share                    $    10.33      $     9.95      $     8.62
 Tangible book value per share           $     9.08      $     8.62      $     7.45
 Market price per share at end of period $    15.75      $    16.75      $    13.75

 Net interest margin at end of period         3.30%           3.36%           3.37%

 Number of branch offices                       124             117             113
 Number of employees                          1,650(Est.)     1,657           1,673

ASSET QUALITY DATA
 Non-performing assets
  Non-accrual loans:
   Residential mortgage                  $    6,036      $    5,144      $    5,494
   Commercial real estate mortgage              682              --           3,427
   Commercial business                        1,210              --              --
   Manufactured housing                         883           1,063           1,085
   Consumer and other                         2,104           2,033           1,861
     Total non-accrual loans                 10,915           8,240          11,867
  Non-accrual MBSs                           21,199              --              --
  Foreclosed real estate properties           6,002           6,653          12,775
  Other repossessed assets                      318             164             563
     Total non-performing assets         $   38,434      $   15,057      $   25,205

 Non-accrual loans to loans receivable         .36%            .28%            .56%
 Non-performing assets to total assets         .79%            .32%            .46%

 Summary of loan loss allowances:
  Credit cards                           $    6,775      $    6,502      $    5,619
  Residential mortgage                        5,910           5,877           5,363
  Manufactured housing                        4,724           4,668           4,986
  Commercial real estate mortgage             3,698           4,010           4,400
  Commercial business                           309              --              --
  Consumer and other                          2,547           2,209           2,254
    Total allowances                     $   23,963      $   23,266      $   22,622

  Allowances to loans receivable               .79%            .80%            .88%
  Allowances as percent of non-
   accrual loans                            219.54%         282.35%         190.63%

REGULATORY CAPITAL RATIOS (FULLY PHASED-IN)
 First Financial Bank, FSB (Estimate for 1994)
  Tangible capital                            5.47%           5.21%           4.78%
  Core leverage capital                       6.01            5.78            5.30
  Risk-based capital                         13.04           12.56           12.16

 First Financial-Port Savings Bank, FSB
  Tangible capital                            7.73%           7.38%           9.18%
  Core leverage capital                       7.73            7.38            9.18
  Risk-based capital                         15.00           14.55           17.77

See Notes to Financial Highlights

                       FIRST FINANCIAL CORPORATION
                      NOTES TO FINANCIAL HIGHLIGHTS
                      Quarter Ended March 31, 1994




(1) On February 26, 1994, the Corporation completed the acquisition of NorthLand Bank of Wisconsin, SSB ("NorthLand") of Ashland, Wisconsin. The Corporation issued approximately 938,000 shares of common stock, valued at $14.2 million, at the time of the acquisition. The acquisition of NorthLand has been accounted for as a pooling-of-interests. NorthLand is not material to the balance sheet or operating results of the Corporation; therefore, balances for prior years have not been restated. However, 1994 amounts were adjusted to reflect the transaction as if it had occurred on January 1, 1994. Upon closing, NorthLand was merged into the Corporation's major subsidiary, First Financial Bank, FSB ("First Financial"). As of December 31, 1993, NorthLand reported total assets and stockholders' equity of $127.4 million and $11.4 million, respectively.

(2) On August 20, 1993, First Financial completed the assumption of deposits (approximately $268.0 million) and the purchase of the branch facilities of the four Quincy, Illinois-area branches of Citizens Federal, a Federal Savings Bank ("Citizens") of Miami, Florida. The acquisition of Citizens' four Quincy, Illinois-area offices was accounted for as a purchase.

(3)    Annualized data, as applicable.

                       FIRST FINANCIAL CORPORATION
             CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                               (Unaudited)

                                 ASSETS

                                           March 31,      December 31,
                                              1994            1993
                                                 (In thousands)

Cash                                      $   55,445      $   63,241
Federal funds sold                            11,348          21,873
Interest-earning deposits                      8,141          25,768
   Cash and cash equivalents                  74,934         110,882

Securities available-for-sale
 (at fair value):
   Investment securities                      30,763          84,487
   Mortgage-related securities               143,783         178,362
Securities held-to-maturity (at
  amortized cost):
   Investment securities                     134,963         143,568
   Mortgage-related securities             1,249,338       1,147,891
Loans receivable:
   Held for sale                              43,973          73,919
   Held for investment                     2,992,410       2,848,585
Foreclosed properties and repossessed
   assets                                      6,320           6,817
Real estate held for investment or sale       17,028          16,810
Office properties and equipment               50,371          50,120
Intangible assets, less accumulated
   amortization                               30,747          31,392
Other assets                                  88,406          81,800


                                          $4,863,036      $4,774,633



                  LIABILITIES AND STOCKHOLDERS' EQUITY

Deposits                                  $4,157,793      $4,050,520
Borrowings                                   380,490         438,598
Advance payments by borrowers for
   taxes and insurance                        29,964          13,805
Other liabilities                             40,556          37,025
      Total liabilities                    4,608,803       4,539,948

Stockholders' equity:
   Serial preferred stock, $1 par value,
     3,000,000 shares authorized; none
     outstanding
   Common stock, $1 par value, 30,000,000
     shares authorized; shares issued and
     outstanding: 24,602,752-1994;
     23,586,827-1993                          24,603          23,587
   Additional paid-in capital                 31,483          27,340
   Net unrealized holding gain on
    securities available for sale                735           2,701
   Retained earnings (substantially
    restricted)                              197,412         181,057
      Total stockholders' equity             254,233         234,685

                                          $4,863,036      $4,774,633

                       FIRST FINANCIAL CORPORATION
                    CONSOLIDATED STATEMENTS OF INCOME
                               (Unaudited)

                                      Three Months Ended
                                           March 31,
                                       1994        1993
                                     (In thousands, except
                                       per share amounts)

Interest income:
  Mortgage loans                   $ 40,215    $ 38,303
  Other loans                        22,872      19,548
  Mortgage-related securities        18,553      23,609
  Investments                         3,274       2,924
    Total interest income            84,914      84,384
Interest expense:
  Deposits                           41,171      44,576
  Borrowings                          4,831       4,762
    Total interest expense           46,002      49,338
    Net interest income              38,912      35,046
Provision for losses on loans         1,380       2,844
                                     37,532      32,202
Non-interest income:
  Loan fees and service charges       2,010       1,930
  Insurance and brokerage sales
    commissions                       1,843       1,715
  Deposit account service fees        1,840       1,619
  Service fees on loans sold          1,316       1,647
  Net gain on sale of mortgage
    loans (net of market valua-
    tion allowance of $249,000--
    1994)                               417       1,165
  Net gain on sale of securities
    available-for-sale                1,119          --
  Other                               1,188         592
     Total non-interest income        9,733       8,668
     Operating income                47,265      40,870
Non-interest expense:
  Compensation, payroll taxes
    and benefits                     11,712      11,350
  Federal deposit insurance
    premiums                          2,403       1,423
  Occupancy                           2,140       1,895
  Data processing                     1,815       2,187
  Loan expenses                       1,437       1,149
  Telephone and postage               1,409       1,269
  Amortization of intangible
    assets                            1,344       1,155
  Furniture and equipment             1,307       1,271
  Marketing                           1,042         774
  Net cost of operations of
    foreclosed properties               343       1,063
  Other                               2,507       2,146
    Total non-interest expense       27,459      25,682
Income before income taxes           19,806      15,188
Income taxes                          7,526       5,639
Net income                         $ 12,280    $  9,549

Earnings per share:
  Primary                          $   0.49    $   0.40
  Fully Diluted                    $   0.49    $   0.40
Cash dividend per share            $   0.10    $  0.075

                       FIRST FINANCIAL CORPORATION
             CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                               (Unaudited)



                                                            Net
                                                         Unrealized
                               Common Stock               Holding
                                   And                    Gain On
                                Additional               Securities        Total
                                 Paid-In    Retained      Available-   Stockholders'
                                 Capital    Earnings     For-Sale (1)     Equity
                                                (In thousands)

Balance, December 31, 1993      $50,927     $181,057        $2,701       $234,685

Net income - three months
  ended March 31, 1994                        12,280                       12,280

Cash dividend ($0.10 per share)               (2,538)                      (2,538)

Issuance of 938,000 shares
  of common stock in con-
  junction with the acqui-
  sition of NorthLand
  Savings Bank of Wisconsin,
  SSB (2)                         4,788        6,613            --         11,401

Issuance of common stock upon
  exercises of stock options        371                                       371

Net change in unrealized
  holding gain on securities
  available-for-sale                                        (1,966)        (1,966)


    BALANCE, MARCH 31, 1994     $56,086     $197,412        $  735       $254,233


(1) Net of related tax effect.
(2) Accounted for as a pooling-of-interests. Prior year's balances have not been restated due to immateriality of the acquired bank's relative to the Corporation.